Exhibit 1.1

EXECUTION VERSION

Protective Life Corporation

(a Delaware corporation)

13,500,000 Shares of Common Stock

(Par Value $.50 Per Share)

Purchase Agreement

May 14, 2009

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As representative of the several Underwriters

named in Schedule I(a)(i) hereto (the “Representative”)

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Protective Life Corporation, a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule I(a)(i) hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters named in Schedule I(a)(i), acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.50 per share, of the Company (“Common Stock”) set forth in said Schedule I(a)(i) (the “Tranche One Securities”), with respect to the issue and sale by the Company and the purchase by the Underwriter named in Schedule I(a)(ii) of the number of shares of Common Stock set forth in said Schedule I(a)(ii) (the “Tranche Two Securities”) and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(c) hereof to purchase all or any part of additional shares of Common Stock to cover overallotments, if any.  The aforesaid Tranche One Securities and the Tranche Two Securities (collectively, the “Initial Securities”) to be purchased by the Underwriters and all or any part of the shares of Common Stock subject to the option described in Section 2(c) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

1.             The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof and the Applicable Time referred to in Section 1(d) hereof, that:

(a)           An automatic shelf registration statement on Form S-3 (File No. 333-151976) (the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(e) of the rules and regulations of the Commission; the Initial Registration Statement and any post effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, delivered to you for each of the other Underwriters, have become effective or been declared effective by the Commission, as the case may be, in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representative); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to our knowledge, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic

Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is hereinafter called an “Issuer Free Writing Prospectus”);

(b)           (i) At the time of filing the Initial Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Act rules and regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Act rules and regulations (the “1933 Act Regulations”), and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.  At the time of filing the Initial Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405;

(c)           The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(d)           For the purposes of this Agreement, the “Applicable Time” is 7:30 p.m. (Eastern time) on the date of this Agreement; (i) the Basic Prospectus as supplemented by any preliminary prospectus prepared and filed pursuant to Section 5(a) hereof (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act, (ii) the information included on Schedule I(b) and (iii) any Issuer Free Writing Prospectus included on Schedule I(c), taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such

Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(e)           The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, which the parties hereto agree shall consist solely of the material referred to in Section 9(b) hereof; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(f)            The Company met, at the time of effectiveness of the Registration Statement, and will meet, as of the Applicable Time, the requirements for use of Form S-3 under the Act. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, which the parties hereto agree shall consist solely of the material referred to in Section 9(b) hereof;

(g)           The financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial information and the summary financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. Since the respective dates as of which information is provided in the Pricing Prospectus, there has not been (i) any material change in the capital stock or any increase in the long-term debt of the Company or any of its subsidiaries, provided that a change of less than $10.0 million will not be deemed material, (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or (iii) any reduction in the statutory capital or surplus of the Company’s subsidiaries engaged in the business of insurance (each an “Insurance Subsidiary,” and collectively, the “Insurance Subsidiaries”), taken as a whole in excess of $50.0 million, other than any reduction in the statutory capital or surplus resulting from a fluctuation in the value of the assets and liabilities associated with the Company’s Market Value Adjusted Annuities for which there has not been any material reduction in the statutory capital or surplus, provided that a reduction of less than $50.0 million will not be deemed material, in each case otherwise than as set forth or contemplated in the Pricing Prospectus or the Prospectus;

(h)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or in good standing in any such jurisdiction;

(i)            Each of Protective Life Insurance Company (“Protective Life”) and West Coast Life Insurance Company (“West Coast”) (each a “Material Subsidiary” and, collectively, the “Material Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, in any case where it could be reasonably expected that such failure to be so qualified would have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries considered as a whole;

(j)            Each Material Subsidiary is duly organized and licensed as an insurance company in its state of incorporation and each Material Subsidiary is duly licensed or authorized as an insurer or otherwise in each other jurisdiction where it is required to be so licensed or authorized with corporate power to conduct its business as described in the Pricing Prospectus and the Prospectus, except for any such jurisdiction in which the failure to be so licensed or authorized would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, considered as a whole; and except as otherwise specifically described in the Pricing Prospectus, neither the Company nor any Material Subsidiary has received any notification from any insurance or other regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from such insurance or other regulatory authority is needed to be obtained by either of the Company or any Material Subsidiary in any case where it could be reasonably expected that the failure to obtain any such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification would have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries, considered as a whole;

(k)           The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non assessable, and conform in all material respects to the description thereof contained or incorporated by reference in the Pricing Prospectus and the Prospectus; and all of the issued shares of capital stock of each of Protective Life and West Coast have been duly and validly authorized and issued, are fully paid and non assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of any perfected security interests and, to the Company’s best knowledge, any other security interests, claims, liens or encumbrances;

(l)            This Agreement has been duly authorized, executed and delivered by the Company. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Pricing Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company;

(m)          The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Material Subsidiary is a party or by which the Company or any Material Subsidiary is bound or to which any of the property or assets of the Company or any Material Subsidiary is subject, except, in all such cases, for such conflicts, breaches, violations, defaults or Repayment Events as would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries taken as a whole or would not affect the validity of or otherwise have a material adverse effect on the issuance or sale of the Securities or the application of the proceeds therefrom or (ii) result in any violation of the provisions of (A) the Certificate of Incorporation or By-laws of the Company or any Material Subsidiary or (B) any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any Material Subsidiary or any of their properties; provided, however, that in the case of clause (B) of this paragraph, this representation and warranty shall not extend to such violations as would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries taken as a whole or would not affect the validity of or otherwise have a material adverse effect on the issuance or sale of the Securities or the application of the proceeds therefrom; provided, further, that insofar as this representation and warranty relates to the performance by the Company of its obligations under this Agreement, such performance is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and provided further that no representation or warranty is made with respect to the enforceability of Section 9 hereof; and no consent, approval, authorization, order, registration or qualification of or with any such court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any Material Subsidiary is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been, or will have been prior to the Closing Time (as defined below), obtained under the Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or insurance securities laws in connection with the purchase and distribution of the Securities by the Underwriters and except those which, if not obtained, will not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries taken as a whole or would not affect the validity of or otherwise have a material adverse effect on the issuance or sale of the Securities or the application of the proceeds therefrom.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Material Subsidiary;

(n)           Other than as set forth or contemplated in the Pricing Disclosure Package, there are no actions, suits or proceedings before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the consolidated financial position, stockholders’ equity, total surplus or results of operations of the Company and its subsidiaries taken as a whole;

(o)           The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Securities, are accurate and complete in all material respects.  The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Certain Material United

States Federal Income and Estate Tax Considerations for Non-United States Holders,” insofar as they purport to describe the provisions of the laws referred to therein, are accurate and complete in all material respects.  The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Underwriting,” insofar as they purport to constitute a summary of the terms of this Agreement, are accurate and complete in all material respects; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Pricing Prospectus or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Merrill Lynch specifically for use therein.  The parties hereto agree that such information provided by or on behalf of any Underwriter through Merrill Lynch consists solely of the material referred to in Section 9(b) hereof;

(p)           Neither the Company nor any Material Subsidiary is and, upon the issuance and sale of the Securities and the application of the net proceeds therefrom, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q)           PricewaterhouseCoopers LLP, who certified certain financial statements and supporting schedules of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(r)            The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(s)           To the Company’s knowledge, there are no contracts or documents which are required to be described in the Pricing Disclosure Package or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required;

(t)            Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(u)           The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Pricing Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(v)           Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or other charter documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound which would reasonably be expected to have a material adverse effect on the financial position or results of the Company and its subsidiaries taken as a whole or an adverse effect on the offering, servicing or payment of the obligations evidenced by the Securities or the application of the proceeds therefrom;

(w)          Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(x)            The Company and its Material Subsidiaries have good and marketable title to all real property owned by the Company and its Material Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Pricing Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Material Subsidiaries; and all of the leases and subleases material to the business of the Company and its Material Subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Pricing Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Material Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease;

(y)           Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure and which are reasonable expected to continue to ensure, continued compliance therewith;

(z)            The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, except to the extent any such non-compliance would not have a material adverse effect on the Company, and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(aa)         Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(bb)         There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications; and

(cc)         The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Securities.

2.             (a)           On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters identified on Schedule I(a)(i), severally and not jointly, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the amount of Tranche One Securities set forth opposite the name of such Underwriter on Schedule I(a)(i) hereto at the price set forth in Schedule I(b), plus any additional amount of Tranche One Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)                           In addition, promptly following the Closing Time, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth (including, without limitation, the conditions set forth in Section 8(n) hereof), the Company agrees to issue and sell to the Underwriter identified on Schedule I(a)(ii), and such Underwriter agrees to purchase from the Company, the amount of Tranche Two Securities set forth opposite the name of such Underwriter on Schedule I(a)(ii) hereto at the price set forth in Schedule I(b) as shall not cause such Underwriter to beneficially own (within the meaning of applicable state insurance laws) more than 9.9% of the total number of the then outstanding shares of Common Stock of the Company, after giving effect to such Underwriter’s resale of all or a portion of the Tranche One Securities purchased by such Underwriter.

(c)                            In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,025,000 shares of Common Stock at the price per share set forth in Schedule I(b), less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments that may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule I(a) opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

(d)                           Payment of the purchase price for, and delivery of certificates for, the Tranche One Securities shall be made at such place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the fourth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).  Payment of the purchase price for, and delivery of certificates for, Tranche Two Securities (each, a “Tranche Two Closing Time”) shall be made at the above-mentioned place promptly following the Closing Time in accordance with Section 8(n) hereof.  In the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned place, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

3.                                       Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.                                       The documents to be delivered at the Closing Time and each Tranche Two Closing Time by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, Four Times Square, New York, New York 10036 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Closing Time or the applicable Tranche Two Closing Time, as the case may be.  A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the business day next preceding the Closing Time, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

5.                                       The Company agrees with each of the Underwriters:

(a)                                  To prepare a preliminary prospectus supplement relating to the Securities in a form approved by you and file such preliminary prospectus supplement with the Commission pursuant to Rule 424(b) under the Act; to prepare the Prospectus containing the information required pursuant to Rule 430B of the Act in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B of the Act); to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Closing Time which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly any material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                                 The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Initial Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, and the Company will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.  The Company has given the Representative notice of any filings made pursuant to the Exchange Act or Exchange Act rules and regulations (the “Exchange Act Regulations”) within 48 hours prior to the execution of this Agreement; the Company will give the Representative notice of its intention to make any such filing from the execution of this Agreement to the final Tranche Two Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object;

(c)                                  Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such states and other jurisdictions (domestic and foreign) as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such states and jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and provided further that in connection therewith the Company shall not be required to qualify the Securities for offering and sale under the securities laws of any such jurisdiction for a period in excess of nine months after the initial time of issue of the Prospectus;

(d)                                 The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Initial Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Initial Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Initial Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(e)                                  Prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement to furnish the Underwriters with electronic copies, and from time to time after such business day with written and electronic copies, of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)                                    To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)                                 The Company will comply with the Act and the 1933 Act Regulations and the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement amend or supplement the Prospectus in order to comply with the requirements of the Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Pricing Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify Merrill Lynch and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission;

(h)                                 The Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Act;

(i)                                     Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(j)                                     To use the net proceeds received by it from the sale of the Securities in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;

(k)                                  During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common

Stock issued by the Company upon the exercise, exchange or conversion of an option warrant, stock appreciation right or stock unit or the conversion of a security outstanding on the date hereof and referred to in the Prospectus (including any documents incorporated by reference into the Prospectus) or (C) any shares of Common Stock issued or options, stock units, stock appreciation rights or other rights to purchase  or receive Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus (including any documents incorporated by reference into the Prospectus); and

(l)                                     The Company, during the period when the Prospectus is required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

6.                                       (a)                                  The Company agrees with each of the Underwriters that, unless it has obtained or will obtain the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company and the Representative that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433.  Any such free writing prospectus consented to by the Representative or by the Company and the Representative, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) the Company has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(a)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Merrill Lynch and, if requested by Merrill Lynch, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

7.                                       The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any

Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s), and insurance securities laws; (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required reviews by the Financial Industry Regulatory Authority of the terms of sale of the Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any reviews by any state insurance agency or the National Association of Insurance Commissioners of the terms of the sale of the Securities; (vi) the cost of preparing certificates for the Securities; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show; (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.                                       The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Closing Time and each Tranche Two Closing Time, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  The Registration Statement has become effective and at the Closing Time and each Tranche Two Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the information required pursuant to Rule 430B of the Act shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).  The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)                                 Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Closing Time, with respect to the validity, issuance and sale of the Tranche One Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package as well as such other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)                                  Maynard, Cooper & Gale, P.C., counsel for the Company, shall have furnished to you such written opinion, dated the Closing Time, in form and substance satisfactory to you, to the effect set forth in Exhibit A hereto, which opinion shall be subject to certain customary assumptions, qualifications and limitations, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d)                                 Deborah J. Long, Esq., Executive Vice President and General Counsel of the Company, or any successor having substantially equivalent responsibilities with the Company, shall have furnished to you such counsel’s written opinion, dated the Closing Time, in form and substance satisfactory to you, to the effect set forth in Exhibit B hereto, which opinion shall be subject to certain customary assumptions, qualifications and limitations.

(e)                                  On the date of the Prospectus at a time prior to the execution of this Agreement; at 9:30 a.m. New York City time on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement; and also at the Closing Time, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement, and as of the Closing Time is attached as Annex I(b) hereto).

(f)                                    Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus or the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries or reduction in the statutory capital or surplus of the Insurance Subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

(g)                                 On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or the Company’s, Protective Life’s or West Coast’s financial strength or claims paying ability by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, that is more than one notch below the rating on the date hereof, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, or shall have given notice of any intended or potential downgrading or any review for a possible change of, its rating of any of the Company’s debt securities or the Company’s, Protective Life’s or West Coast’s financial strength or claims paying ability, in either case that is more than one notch below the rating on the date hereof.

(h)                                 On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere; if the effect of any such event specified in clauses (iv) or (v) in your judgment is material and adverse and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

(i)                                     The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date of this Agreement.

(j)                                     The Company shall have furnished or caused to be furnished to you at the Closing Time certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Time, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

(k)                                  At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Annex II hereto signed by the persons listed on Schedule III hereto.

(l)                                     At the date of this Agreement and at Closing Time, the Representative shall have received a certificate from the Chief Financial Officer of the Company substantially in the form of Exhibit C hereto.

(m)                               At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(n)                                 With respect to the Underwriter named in Schedule I(a)(ii), it shall be a condition to such Underwriter’s purchase of any of the shares of Common Stock set forth opposite such Underwriter’s name on Schedule I(a)(ii) that such Underwriter has resold all or a portion of the shares of Common Stock set forth opposite such Underwriter’s name on Schedule I(a)(i) to purchasers who are not affiliates of such Underwriter such that, immediately following such resale, the total number of shares of Common Stock then beneficially owned (within the meaning of applicable state insurance laws) by such Underwriter is less than 9.9% of the total number of then outstanding shares of Common Stock of the Company (such resale, a “Qualifying Resale”).  Immediately following a Qualifying Resale by the Underwriter named on Schedule I(a)(ii), such Underwriter shall purchase that number of shares of Common Stock set forth opposite such Underwriter’s name on Schedule I(a)(ii) (which number shall not exceed the total number of shares set forth opposite such Underwriter’s name on Schedule I(a)(ii)) equal to the difference between (A) 9.9% of the total number of then outstanding shares of Common Stock of the Company, less (B) the total number of shares of Common Stock beneficially owned (within the meaning of applicable state insurance laws) by such Underwriter immediately following the Qualifying Resale.  Notwithstanding the foregoing, to the extent that the Underwriter named in Schedule I(a)(ii) hereto has not had a Qualifying Resale sufficient to permit such Underwriter to purchase from the Company the total number of shares of Common Stock set forth opposite such Underwriter’s name on Schedule I(a)(ii), as soon as reasonably practicable and no later than the third business day following the date on which the Closing Time occurs (the “Disclaimer Filing Date”), such Underwriter shall, subject to the terms and conditions hereof and subject to such Underwriter preparing, executing and filing a disclaimer of control (or other similar required notification) (“Disclaimer”) with the applicable state insurance regulator in each such state where such filing is deemed by counsel to such Underwriter to be required by law, be obligated to purchase, no later than one business day following the later of the Disclaimer Filing Date and the date of the Underwriter’s receipt of all required regulatory approvals of such Disclaimers, the remaining number of shares of Common Stock set forth opposite such Underwriter’s name on Schedule I(a)(ii) not previously purchased.  The Underwriter named in Schedule I(a)(ii) hereby agrees to (a) use commercially reasonable efforts to consummate resales of shares of Common Stock purchased pursuant to this Agreement by such Underwriter, (b) give oral notice to the Company promptly following any Qualifying Resale, and (c) to the extent that such Underwriter has not purchased all of the shares of Common Stock set forth opposite such Underwriter’s name on Schedule I(a)(ii), file a Disclaimer no later than the Disclaimer Filing Date in each such state where such filing is deemed to be required by law by counsel to such Underwriter, and use its best efforts to obtain as soon as reasonably practicable any required regulatory approvals of such Disclaimers.  With respect to the purchase of the Tranche Two Securities in accordance with this Section 8(n), the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Tranche Two Closing Time.  Each of the parties hereto agrees and acknowledges that in the event a Qualifying Resale occurs in sufficient time on the day of the Closing Time for a Tranche Two Closing Time to occur on the same day, no additional documentation will be required as a condition to the purchase and sale of the Tranche Two Securities.  In the event that a Qualifying Resale does not occur in sufficient time on the day of the Closing Time for a Tranche Two Closing Time to occur on the same day, as a condition to the purchase and sale of any portion of the Tranche Two Securities, at any such Tranche Two Closing Time, the Underwriter named on Schedule I(a)(ii) shall have received:

(i)                                     Officers’ Certificate.  Certificates dated the day of the Tranche Two Closing Time, of Officers of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 8(j) hereof remains true and correct as of the Tranche Two Closing Time;

(ii)                                  Opinion of Counsel for Underwriters.  The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the day of the applicable Tranche Two Closing Time, relating to the portion of the Tranche Two Securities to be purchased at such Tranche Two Closing Time and otherwise to the same effect as the opinion required by Section 8(b) hereof;

(iii)                               Opinion of Counsel for Company.  The favorable opinion of Maynard, Cooper & Gale, P.C., in form and substance satisfactory to counsel for the Underwriters, dated the day of the applicable Tranche Two Closing Time, relating to the portion of the Tranche Two Securities to be purchased at such Tranche Two Closing Time and otherwise to the same effect as the opinion required by Section 8(c) hereof;

(iv)                              Opinion of General Counsel of the Company.  The favorable opinion of Deborah J. Long, Esq., Executive Vice President and General Counsel of the Company, or any successor having substantially equivalent responsibilities with the Company, in form and substance satisfactory to counsel for the Underwriters, dated the day of the applicable Tranche Two Closing Time, relating to the portion of the Tranche Two Securities to be purchased at such Tranche Two Closing Time and otherwise to the same effect as the opinion required by Section 8(d) hereof; and

(v)                                 Bring-down Comfort Letter. A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representative and dated the day of the applicable Tranche Two Closing Time, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 8(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to the day of the applicable Tranche Two Closing Time.

(o)                                 In the event that the Underwriters exercise their option provided in Section 2(c) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)                                     Officers’ Certificate.  Certificates dated such Date of Delivery, of Officers of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 8(j) hereof remains true and correct as of such Date of Delivery;

(ii)                                  Opinion of Counsel for Underwriters.  The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 8(b) hereof;

(iii)                               Opinion of Counsel for Company.  The favorable opinion of Maynard, Cooper & Gale P.C., in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 8(c) hereof;

(iv)                              Opinion of General Counsel of the Company.  The favorable opinion of Deborah J. Long, Esq., Executive Vice President and General Counsel of the Company, or any successor having substantially equivalent responsibilities with the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 8(d) hereof; and

(v)                                 Bring-down Comfort Letter. A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 8(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(p)                                 Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, in either case that is more than one notch below the rating on the date hereof.

(q)                                 If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such  termination shall be without liability of any party to any other party except as provided in Section 7 and except that Sections 1, 9 and 10 shall survive any such termination and remain in full force and effect.

9.                                       (a)                                  The Company will indemnify and hold harmless each Underwriter its affiliates, as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages, expenses or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, including, subject to subsection (c) below, any amounts paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (a “Non-IFWP Road Show”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, preparing or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Non-IFWP Road Show in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

(b)                                 Each Underwriter will indemnify and hold harmless the Company against any and all losses, claims, damages, expenses or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Non-IFWP Road Show, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any

Non-IFWP Road Show in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.  The parties acknowledge and agree that, for purposes of Sections 1(o), and 9 hereof, the information provided by or on behalf of any Underwriter to the Company for use in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Non-IFWP Road Show consists solely of the following material included under the caption “Underwriting” in such documents: (i) in the table in the first paragraph; (ii) in the first paragraph under the subcaption “Commissions and Discounts”; (iii) in the paragraphs under the subcaption “Stabilization”; and (iv) in the paragraphs under the subcaption “Electronic Distribution.”

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (except for any local counsel) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable for any reason to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

(f)                                    For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the

Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

10.                                 (a)                                  If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of twenty-four hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Closing Time for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the amount of shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non defaulting Underwriter to purchase its pro rata share (based on the amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate amount of such Securities which remains unpurchased exceeds one eleventh of the aggregate amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                                 The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.                                 If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.                                 In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative in care of Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.                                 This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                                 Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                                 The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.                                 This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.                                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

19.                                 The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                                 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.                                 Notwithstanding anything herein to the contrary, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transaction, provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably result in a violation of any applicable securities law.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Protective Life Corporation

By:	/s/ Steven G. Walker
	Name:	Steven G. Walker
	Title:	Senior Vice President, Chief Accounting Officer and Controller

Accepted as of the date hereof:

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Carlos Aldana
Name: Carlos Aldana
Title: Vice President

For itself and as representative of
the several Underwriters named in Schedule I(a)(i) hereto

[Signature Page to Purchase Agreement]

SCHEDULE I(a)(i)

Amount of Tranche One Securities
Underwriter	to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	5,197,500
Barclays Capital Inc.	1,350,000
J.P. Morgan Securities Inc.	1,350,000
Wachovia Capital Markets, LLC	1,350,000
Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC	450,000
Morgan Keegan & Company, Inc.	450,000
Sterne Agee & Leach, Inc.	450,000
Total	10,597,500

Schedule I(a)(i)-1

SCHEDULE I(a)(ii)

Amount of Tranche Two Securities
Underwriter	to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,902,500
Total	2,902,500

Schedule I(a)(ii)-1

SCHEDULE I(b)

Protective Life Corporation

The Price per share for the Securities is $9.00

SCHEDULE I(c)

Issuer Free Writing Prospectus

None.

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None.

(b)	Additional Documents Incorporated by Reference:

Current Report on Form 8-K filed with the Commission on May 14, 2009.

Schedule II-1

SCHEDULE III

List of Persons Subject to Lock-Up

PLC DIRECTORS:	PLC OFFICERS:

James S. M. French	D. Scott Adams
Thomas L. Hamby	Richard J. Bielen
John D. Johns	Brent E. Griggs
Charles D. McCrary	John D. Johns
Vanessa Leonard	Carolyn M. Johnson
John J. McMahon, Jr.	Carolyn King
Malcolm Portera	Deborah J. Long
C. Dowd Ritter	Carl S. Thigpen
William A. Terry	Steven G. Walker
W. Michael Warren, Jr.	Judy Wilson
Vanessa Wilson

Schedule III-1

ANNEX II

Form of Lock-Up

May 14, 2009

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

as Representative(s) of the several
Underwriters to be named in the
within-mentioned Purchase Agreement

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York  10036

Re:                               Proposed Public Offering by Protective Life Corporation

Dear Sirs:

The undersigned, an officer and/or director of Protective Life Corporation, a Delaware corporation (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) propose(s) to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $.50 per share (the “Common Stock”).  In recognition of the benefit that such an offering will confer upon the undersigned as an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  Notwithstanding the foregoing, the restrictions in the previous sentence shall not apply to (A) any shares of Common Stock (or stock options or other securities exercisable for or convertible into Common Stock) by gift (including charitable donations or gifts) or for estate planning purposes (provided that each donee or distributee agrees to be bound by the lock-up agreement and that no public filing will be required or voluntarily made with respect to such any such gift or transfer for estate planning purposes during the 90-day period referred to above), or (B) any shares of Common Stock (or other securities convertible into or exercisable for Common Stock) transferred to the Company in transactions between the Company and the undersigned officer and/or director under existing employee benefit plans of the Company, including without limitation, shares of Common Stock for the purpose of settling taxes owed in respect of the exercise of stock options, stock appreciation rights or other securities convertible into Common Stock that expire during the 90-day period referred to above and awards of restricted stock, restricted stock units and stock appreciation rights that occur during such period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name: